UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2012

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1703, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On December 27, 2012, Aristo Technologies Limited (“Aristo”), a variable interest entity of ACL Semiconductors Inc. (the “Company”) entered into an assignment agreement (the “Assignment Agreement”) with Atlantic Components Limited (“Atlantic”), a wholly owned subsidiary of the Company, and USmart Electronic Products Limited (“USmart”), an 80% owned subsidiary of the Company.

Pursuant to the Assignment Agreement, Aristo agreed to assign to Atlantic, for no consideration, all of its rights and interests in certain debts (collectively, the “Debt”) in an amount of US$11,794,871.79 owed to Aristo by USmart (the “Assignment”). A copy of the Assignment Agreement is attached hereto as Exhibit 10.1.

The Company acquired 80% of USmart’s equity interest (the “Interest”) on September 28, 2012 (the “Acquisition”). The Debt owed by USmart to Aristo was taken into consideration by the parities in determining the purchase price for the Interest and was expected to be eliminated subsequent to the closing of the Acquisition.

The accounts of Aristo, Atlantic and USmart are consolidated with the account of the Company under the U.S. General Accepted Accounting Principles. Accordingly, the Assignment will have no impact on the Company’s financial conditions and results of operation.

For a further discussion of the Acquisition, please refer to the Current Report on Form 8-K filed by the Company with the SEC on September 28, 2012, as amended by Form 8-K/A filed by the Company on October 1, 2012.

Item 9.01 Financial Statement and Exhibits.

(d) EXHIBITS

Exhibit Number	Description

10.1	Assignment Agreement, dated December 27, 2012, by and among Aristo Technologies Limited, Atlantic Components Limited, and USmart Electronic Products Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.

By:	/s/ Kenneth Lap Yin Chan
Kenneth Lap Yin Chan
Chief Operating Officer

Date: December 27, 2012